UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 3, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17870 Castleton Street, Suite 255 City of Industry, California		91748
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (626) 964-2848

7251 West Lake Mead Blvd., Suite 300 Las Vegas, NV 18928
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2006, AXM Pharma, Inc. (the “Company”) received notice by letter, dated February 1, 2006, from the American Stock Exchange (“Amex”) that the Company does not meet certain of the continued listing standards as set forth in the Amex Company Guide.  Specifically, the Amex cited Section 1003(a)(iv) of the Company Guide and noted its concerns that the Company’s ability to continue operations and meets its obligations in view of its substantial operating losses.

On February 7, 2006, the Company issued a press release announcing, among other things, the receipt of the Amex letter and stating its intent to submit a plan of action with the Amex by March 3, 2006, as required by the Amex letter, that would bring the Company into compliance with the listing requirements by May 2, 2006.  The press release further indicates that if the Company fails to submit a plan, or submits a plan that is not acceptable, it will be subject to delisting proceedings.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 7, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the American Stock Exchange letter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  February 7, 2006

        By:    /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated February 7, 2006, by AXM Pharma, Inc. announcing, among other things, receipt of the American Stock Exchange letter